EXHIBIT 5-OPINION OF COUNSEL



                             Kelly Lytton & Vann LLP
                                Attorneys at Law
       1900 Avenue of the Stars, Suite 1450 Los Angeles, California 90067
                                 (310) 277-5333
                             Telefax (310) 286-1816


                                November 26, 2001


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE: Registration and Issuance of Common Stock by Pollution Research and Control Corp.

Ladies and Gentlemen,

     I have acted as corporate and securities law counsel to Pollution Research and Control Corp., a California corporation (the "Company"), in connection with the proposed issuance of a maximum of 1,100,000 shares of the Company's common stock (the "Shares"), pursuant to the terms and conditions described in the Company's Registration Statement on Form S-8 dated October 16, 2001.

     In connection with this representation, I have examined and relied upon such records and documents as I have deemed necessary as a basis for the opinions expressed below. In such examination, I have assumed, without undertaking to verify the same by independent investigation, (i) as to questions of fact, the accuracy of all representations and certifications of all persons in documents examined by me, (ii) the genuineness of all signatures, (iii) the duly authorized execution and delivery of all documents on behalf of all persons, (iv) the authenticity of all documents submitted to me as originals,
(v) the  conformity  to  originals of all  documents  submitted to me as copies,
(vii) the accuracy of all official records. I have also relied, as to certain matters of fact, upon representations made to me by officers and agents of the Company.

     Based upon and subject to the foregoing, I am of the opinion that;

     (1) The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California, with full power to own its properties and carry on its businesses as now being conducted.

     (2) The Shares will be, when issued in accordance with terms and conditions described in the Company's Registration Statement duly and validly issued, fully paid and non-assessable under applicable provisions of the California Corporation Law, and the Company's shareholders have no preemptive rights to acquire additional shares of the Company's common stock on account of issuance of the Shares.

                                                            Very truly,

                                                            /s/ John Holt Smith
                                                            --------------------
                                                                John Holt Smith





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                        CONSENT OF JOHN HOLT SMITH, ESQ.


     I consent to the reference to my name under the caption "Legal Matters" in the Registration Statement (Form S-8) and related Prospectus of Pollution Research and Control Corp. for the registration of shares of its common stock.

Los Angeles, California
November 26, 2001

                                                            /s/  John Holt Smith
                                                            --------------------
                                                                 John Holt Smith
                                                                 Attorney at Law